Corbus Pharmaceuticals Appoints Rachelle Jacques to Board of Directors

● Appointment brings global commercialization and marketing experience for rare diseases to the Board of Directors

● Appointment aligns with Company’s vision to become the leader in the treatment of inflammatory and fibrotic diseases by targeting the endocannabinoid system

Norwood, MA, April 8, 2019 – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”) today announced the appointment of Rachelle Jacques to its Board of Directors.

Ms. Jacques has more than two decades of experience in U.S. and global commercial leadership and marketing, including launching multiple medicines for rare diseases. She currently serves as Chief Executive Officer of Enzyvant Therapeutics, Inc, a private biopharmaceutical company focused on developing therapies for patients with rare diseases. Prior to joining Enzyvant, Ms. Jacques was the Senior Vice President and Global Complement Franchise Head at Alexion Pharmaceuticals, Inc., responsible for global commercialization strategy and execution of therapies for rare diseases. Previously, she was Vice President of U.S Hematology Marketing at Shire plc, which acquired Baxalta Inc. She also served as Vice President of Business Operations at Baxalta after its spinoff from Baxter International Inc.

“We are delighted to welcome Rachelle to our Board of Directors,” said Alan Holmer, Chairman of Corbus’ Board of Directors. “She brings invaluable biopharmaceutical industry perspective to Corbus gained from her over 25-year career. We look forward to benefiting from her exceptional insights into business operations as well as global and country-specific commercial marketing and sales as the Company lays the groundwork for its commercialization strategy.”

“I have come to recognize and admire the pioneering work Corbus is undertaking in the development of treatments for rare inflammatory and fibrotic diseases, and I am excited to join a team that shares my dedication to patient-centric health solutions,” stated Ms. Jacques. “I look forward to working with Corbus’ leadership team and my fellow directors as the Company develops its go-to-market commercial strategies ahead of topline results from several key studies in 2020.”

“Rachelle is an accomplished biopharmaceutical executive with extensive commercial experience building and scaling successful drug franchises, and I am pleased to welcome her to our Board,” added Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “She will be a real asset to our team as we bring our much-needed therapies to market and continue to advance our vision to become the leader in the treatment of inflammatory and fibrotic diseases by targeting the endocannabinoid system.”

With Ms. Jacques’ appointment, Corbus’ Board has been expanded and is now composed of seven highly qualified directors, five of whom are independent.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat inflammatory and fibrotic diseases by leveraging its pipeline of endocannabinoid system-targeting synthetic drug candidates. The Company’s lead product candidate, lenabasum, is a novel, synthetic, oral, selective cannabinoid receptor type 2 (CB2) agonist designed to resolve chronic inflammation and fibrotic processes. Lenabasum is currently being evaluated in systemic sclerosis, cystic fibrosis, dermatomyositis, and systemic lupus erythematosus.

Corbus is also developing a pipeline of drug candidates from more than 600 novel compounds targeting the endocannabinoid system. The pipeline includes CRB-4001, a 2nd generation, peripherally-restricted, selective cannabinoid receptor type 1 (CB1) inverse agonist. Potential indications for CRB-4001 include NASH, among others. Corbus plans to start a Phase 1 study of CRB-4001 in 2019, intended to be followed by a National Institutes of Health (NIH)-funded proof-of-concept Phase 2 study.

For more information, please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Contacts:

Institutional Investor Inquiries

Ted Jenkins, Senior Director, Investor Relations and Communications

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

All Other Investor Inquiries

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (833) 475-8247

Email: crbp@jtcir.com

Media Inquiries

Lindsey Smith, Associate Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Email: mediainfo@corbuspharma.com